EXHIBIT 16.1

October 15, 2020

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: MAGNA-LAB INC.

Commission File Number 0-21320

Ladies and Gentlemen:

We have read Item 4.01 of MAGNA-LAB INC.’s Form 8-K dated October 13, 2020 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP